UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/12G3

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 14, 2015

ZAXIS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

42 Ben Zvi Street, Ramat Gan, Israel	5224747
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (972) 52-579-5082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 16, 2015, Zaxis International, Inc., a Delaware corporation (the “Registrant”) filed a Form 8-K reporting that it had signed a Share Exchange Agreement (the “Share Exchange Agreement” or the “Agreement”) with Emerald Medical Applications Ltd, a private company organized under the laws of the State of Israel (“Emerald”), a copy of which was attached as Exhibit 10.4 to the Form 8-K.

On July 14, 2015, the closing of the Share Exchange Agreement was held (the “Closing”) and as a result, Emerald became a wholly-owned subsidiary of the Registrant. Pursuant to the Closing of the Share Exchange Agreement, the Registrant issued 5,474.545 shares of its common stock, par value $0.0001 (the “Shares” or “Common Stock”) to Lior Wayn, Emerald’s CEO and the sole holder of Emerald’s Ordinary Shares, representing 40.58% of the Registrant’s 13,489,905 outstanding Shares, in exchange for 100% of Emerald’s Ordinary Shares.

For the purposes of disclosure in this Form 8-K12G3, the Registrant may sometimes be referred to as “Emerald” if appropriate. The following disclosure information constitutes the Registrant’s Form 10 Disclosure regarding its wholly-owned operating subsidiary, Emerald Medical Applications Ltd.

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Item 1. Description of Business

Emerald Medical Applications Ltd (“Emerald”), a wholly-owned subsidiary of the Registrant effective July 14, 2015, was organized as a privately-owned company under the laws of the State of Israel on February 17, 2010. Emerald is digital health startup company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics (“DermaCompare”). Emerald believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients’ skin characteristics.

Emerald’s DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography (“TBP”), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smart phones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Our sales and marketing plan is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

Notwithstanding our belief that DermaCompare represents a significant advance on existing technologies, there are a number of potential difficulties that we might face, including the following:

●	We may not be able to raise sufficient additional funds to fully implement our business plan;

●	Competitors may develop alternatives that render our DermaCompare software solution redundant or unnecessary;

●	We may not obtain and maintain sufficient protection of our intellectual property;

●	Our DermaCompare software may be shown to have characteristics that indicate it may be ineffective;

●	Our DermaCompare may not be accepted by physicians including dermatologists and the medical community in general; and

●	Strict government regulations and inappropriate reimbursement policies, especially in emerging economies, may hinder the growth of the dermatology device market.

During the quarter ended March 31, 2015, we raised $780,000 in equity capital to fund our business plan and as part of our commitment to raise $800,000 as a condition to the Closing. The Registrant exceeded that commitment during April and May 2015. We are a start-up company and we may be expected to require up to an additional $1.5 million in capital during the next 12 months to implement our business plan and fund our operations.

Overview of Melanoma

Melanoma is a type of skin cancer which forms from melanocytes (pigment-containing cells in the skin), is very aggressive cancer and, at present, there is no cure for Melanoma.

In women, the most common location is the legs. Melanomas in men are most commonly located on the back. It is particularly common among Caucasians, especially northern Europeans and northwestern Europeans, as well as those living in sunny climates. Melanoma rates are higher in Oceania, North America, Europe, Southern Africa, and Latin America. This geographic pattern reflects the primary cause of Melanoma, ultraviolet light (UV) exposure in conjunction with the amount of skin pigmentation in the population. Melanocytes produce the dark pigment, melanin, which is responsible for the color of skin. These cells predominantly occur in skin, but are also found in other parts of the body, including the bowel and the eye. Melanoma can originate in any part of the body that contains melanocytes.

The treatment includes surgical removal of the tumor. If Melanoma is detected early, while it is still relatively small and thin in depth, and provided that it is timely removed or otherwise treated, the cure rates are very high. The likelihood that the Melanoma will reoccur or spread depends on how deeply it has penetrated into the layers of the skin. For Melanomas that come back or spread, treatments include chemo- and immunotherapy and/or radiation therapy. According to National Cancer Institute statistics, the survival rates in the US after five years are is on average 91%.

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While Melanoma is less common than other types of skin cancer, it is far more serious if it is not detected in its early stages. Melanoma causes the vast majority of deaths related to skin cancer. Globally, in 2012, that most recent year for which statistics have been reported, Melanoma occurred in 232,000 people and resulted in 55,000 deaths according to the World Cancer Report 2014 of the World Health Organization (“WHO”).

It is estimated that 420 million people across the globe are at high risk of Melanoma (See RED in Image).

The Dermatology Device Market

Various devices are used by dermatologists and surgeons to diagnose skin disorders and accurately determine the types of conditions and the treatments required. At present, the dermatology devices market consists of two segments:(i) diagnostic devices market; and (ii) treatment devices market. Our Product is part of the diagnostic device market aimed at increasing the speed and accuracy of skin disorder diagnosis at an early stage.

The respected research firm, “MarketsandMarkets.com,” has forecast that the global market for dermatology devices to grow from $6.6 billion in 2014 to $11.3 billion by 2019 and the market in North America, a primary market that we hope to compete in, is expected to reach approximately $5.2 billion by 2019. The key factors expected to drive the forecasted growth are: (i) a rise in skin disorder incidence; (ii) an increase in awareness of available aesthetic procedures; (iii) advances in technology and rising prices; and (iv) the recognition by the population of the harmful effects of to exposure to the sun on skin. All of the forgoing are major contributing factors towards the increasing number of people that become more skin and health conscious.

The global dermatology devices market includes two distinct segments:

●	Diagnostic devices, such as dermatoscopes, microscopes and imaging techniques; and

●	Applications of these diagnostic devices, such as imaging processing software, skin cancer diagnosis technology, hair removal and wrinkle removal

Based on the 2014 MarketsandMarkets.com report, imaging techniques accounted for the largest share of the diagnostic devices segment. Skin cancer diagnosis technologies represents the largest share of the device applications market.

The global dermatology devices market is expected to grow faster due to the increasing number of people suffering from skin-related disorders and the number of people opting for less invasive cosmetic surgeries. These are important factors contributing to the increasing demand of dermatology devices, which, in turn, is expected to contribute to demand for our DermaCompare software solution.

Dermatology devices and respective applications are rapidly gaining popularity not only due to their major role in aesthetic but also the rising numbers of skin disorders such as vascular and pigmented lesions, skin cancer, acne problems and others conditions that vary in different regions of the world.

Geographically, we plan to cover four major regions including North America, Europe, Australia and the increasing market in major Asian countries including China, India and Japan, among others. Rising occurrence of skin related ailments along with technological advancements and higher healthcare expenditures have resulted in North America being the largest market for dermatology devices. This trend is expected to continue. In Australia, Melanoma is the fourth most common cancer with 1 in 14 males and 1 in 23 females expected to develop melanomas during their life time. Its incidence has been increasing by approximately 16% in males and approximately 24% in females over the next decade, according to a report by National Health and Medical Research Council (NHMRC) and New Zealand Guidelines Group (NZGG). The Asian-Pacific market is anticipated to be most profitable due to highly untapped opportunities, rising public and physician awareness and improvement in healthcare infrastructure. Skin disorders such as acne, Melasma, dermatitis, skin warts, lesions and moles, especially in China and India, are projected to drive the Asian market.

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Our Market Opportunity

The challenge for dermatologists is the detection of skin cancer in its early stages, which is crucial for patient survival. Approximately 60% of melanomas occur as a result of a new mole, while the remaining 40% are the result of a mole that has changed. Since the human body dynamically changes over time, dermatologists are still using manual techniques, which are time-consuming and, as a result, costly, often inaccurate and not readily available for population-wide screening. The most recent innovation in the skin cancer detection field is Total Body Photography (“TBP”), typically a set of 25 photos that cover the entire skin surface of the patient, and was adopted by dermatologists approximately fifteen years ago. At present, dermatologists recommend doing TBP on a yearly basis, comparing the photographs and detecting the key differences.

We believe that the most significant research in skin cancer detection over the last decade has been conducted principally in the state of Schleswig-Holstein, Germany. This has involved the use of manually taken TBP which, from an efficacy study performed for the early detection of skin cancer, found a 30% increase in the early discovery of skin cancer, resulting in approximately 90% of melanomas being diagnosed at an early stage and with mortality rates decreasing by approximately 50% of that expected five years after the study. As a result of the study, since 2008, the country has mandated a nationwide statutory plan for a bi-annual early screening of skin cancer for citizens aged 35.

Based on our estimates, there are approximately 420 million people, representing 7% of the total world population, that can be defined as within the Melanoma high risk group; the majority of which are living in the Western hemisphere. Melanoma patients are more likely to be found in countries with warm and sunny weather. The disease is, however, also prevalent in other regions such as China, India and elsewhere in the Far-East.

It is estimated that approximately 250,000 new cases of Melanoma are diagnosed worldwide each year. Based upon studies conducted by the National Institutes of Health (“NIH”) and the Skin Cancer Foundation, an estimated 74,000 new cases of invasive Melanoma will be diagnosed in the US in 2015 with detection more frequently in male Caucasians. At present, Melanoma is the sixth leading cause of cancer mortality in men and the seventh leading cause of cancer fatalities in women. Based on these data, we believe that skin lesion imaging is expected to continue to be a growing market. We believe that current market potential is over $1 billion, although there can be no assurance that we will be able to commercially exploit this large and growing demand.

At present, the most conventional and widely-used visualization method is a standard photograph followed by manual image analysis and then comparing these images with previously taken photographic images to reach a diagnosis. This traditional method has several disadvantages, including the fact that only the outermost layer of skin is imaged and subjected to diagnosis, the visual comparison process is time-consuming, expensive, and often inaccurate because it is dependent on the dermatologists eyes only. The standard conventional photograph method, although inexpensive, is inefficient and laborious for examination purposes and limits the market to dermatologists and specialized physicians.

By revolutionizing the fundamental approach in which skin lesions and/or Melanoma is diagnosed, especially in the early stages, we reasonably expect that our DermaCompare product should be well-positioned to become one of the leading applications in the market, although there can be no such assurance. We hope that this will be achievable by replacing the need for manual photo image analysis with automated image analytics software using advanced algorithms of our DermaCompare process for anchoring, identifying and detecting changes in the shapes, color and sizes of skin lesions. We also plan to utilize available large data bases together with new “computer learning” and “artificial intelligence” techniques to learn from the “wisdom of the crowd” and, based on business analytic tools, we will use as a DSS (Decision Support System) for all range of physicians.

Our DermaCompare imaging software solution should provide several benefits including, but not limited to:

●	shortening the physician’s diagnostic procedure, which is both time-consuming and limits care only to those with very high expertise;

●	replacing manual photo analysis with our DermaCompare application that enables a more in-depth diagnosis; and

●	opening the market to less experienced physicians in less served markets outside of urban and suburban areas, thereby increasing the potential clientele and patient base significantly.

With the rise of the incidences of skin cancer, we believe that the medical community and the general population recognize that it is not only vital to monitor the skin on a regular basis, but it also important to have new means of diagnosing skin lesions more rapidly and accurately. One of the best early indicators of Melanoma is a new or changing mole. If detected in its early stage, Melanoma is almost always treatable. If left untreated for too long, skin Melanoma can become terminal and very difficult or virtually impossible to treat. In addition, if the skin is not monitored on a regular basis, it may be difficult for the patient or doctor to detect new moles or identify changes in existing ones.

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Total body photography or TBP, which is part of the procedure used with our DermaCompare technology, is intended for use in detecting and monitoring skin moles and lesions, particularly for individuals considered at high risk for Melanoma. Early detection improves treatment and survival and increases the chance of a full recovery. Our DermaCompare application software is designed to assist dermatologists and other medical practitioners in diagnosing Melanoma quickly and with less effort.

Moreover, the use of computerized technologies with our DermaCompare provides an opportunity to compile, process and store data, thereby creating an extensive database for treating physicians as well as medical researchers. Availability of the data in Internet based SaaS and cloud networks can also provide cross linking between dermatologists, general physicians and/or oncologists.

We believe that this should help to alleviate the relative limited availability or even complete unavailability of suitable data in certain regions and for certain populations and may shed light on skin lesion development into Melanoma.

Our DermaCompare Solution

Our DermaCompare imaging solution is provided as a software platform aimed at early detection of Melanoma based on ABCD Rule for classification of dermatological lesions as published by the National Institute of Health (“NIH”) for analysis of moles. The ABCD Rule is defined as follows:

A ● Asymmetry, a benign mole that is not asymmetrical;

B ● Border, a benign mole has smooth, even borders, unlike melanomas;

C ● Color. Most benign moles are all one color, often a single shade of brown; and

D ● Diameter.

Benign moles usually have a smaller diameter than malignant ones. Our software processes and analyzes derma images of skin lesions, moles or total body images. Our DermaCompare imaging software solution is able to read and extract data from those images and in essence turning digital camera, camera-equipped smart phones and tablets into virtual scanning devices.

Our imaging software can be installed on any desktop computer, smart phone or tablet with either iOS or Android operating systems. The software’s imaging capabilities include image recognition, repair and optimization, dynamic data extraction and several image-specific capabilities.

Our proprietary DermaCompare software combines our core image character recognition technology with advanced image processing capabilities that transform a color skin photograph or total body photograph into a digital image of various sizes and resolutions. Photographs taken by digital cameras or photographs of skin lesions captured by camera-equipped smart phones and tablets are exposed to variable lighting conditions and various angles and focal distances. Raw photos of skin lesions taken by a camera-equipped smart phone or tablet may be of an unknown size and resolution and may often be geometrically distorted, skewed or warped. As a result, an unedited mobile image of a skin lesion may be virtually unusable without the use of our DermaCompare imaging technology.

Our DermaCompare software solution uses advanced algorithms designed to identify and correct geometric and optical distortions and automatically correct each image, zoom in and manipulate both new and old images simultaneously in a corresponding manner to facilitate correct and timely diagnosis. In addition, our DermaCompare software is designed to enable dermatologists and other medical practitioners to review the skin lesion images and digital processing results in a graphical and analytic way.

These images can then be stored on our managed cloud-based servers and our licensee/users will be able to safely access their patients’ images via mobile access or Internet login. We believe that our central image storage solution insures that images and data are secured and kept confidential. We are compliant with HIPAA, the United States Health Insurance Portability and Accountability Act, sets the standard for protecting sensitive patient data. Any company that deals with protected health information must ensure that all the required physical, network, and process security measures are in place and followed.

This includes covered entities, anyone who provides treatment, payment and operations in healthcare, and business associates, anyone with access to patient information and provides support in treatment, payment or operations. Subcontractors, or business associates of business associates, must also be in compliance. Emerald has recently been as a HIPAA compliant company and also using the IBM SoftLayer cloud that already HIPAA compliance.

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Practice and Pricing

Our pricing will be based on a fixed-price model, which fees will be charged directly by the App or collected either by the dermatologists, other physicians or medical centers. The process will start with the dermatologist or medical center charging the patient for the total body photography and upload the images through the Internet to a secure, company-owned server. We will invoice the dermatologist or medical center directly on a monthly, per-patient basis. If a patient is to be found to have Melanoma, our pricing model is to waive the fee for this particular patient. We believe that this should serve to incentivize physicians to use our DermaCompare software and encourage patient acceptance of its use.

Our physician/licensees can add new patient accounts to their online account and, at present, our pricing model contemplates that each patient registration will cost US$95 annually.

We will offer our dermatologist/licensees unlimited access to their patients’ images during the one-year period. Each registered patient will also receive a user and password to enable secure access to his/her images through the website or mobile access and enable any other physician to review the images with that patient’s consent (“2nd opinion” model).

We believe that our pricing strategy should make us competitive and is based on the fact that we do not plan on being directly engaged with the end-user and taking and transmitting images to the server. Our strategy is to provide imaging software as a service to dermatologists and medical centers that analyze their own patient’s images.

Maintenance and Product Support

We plan to provide ongoing software support services to assist our medical professional licensees with answers to technical questions and will also maintain customer service department for support with respect to DermaCompare software installation and system maintenance. The majority of the inquiries that we expect to receive will be handled by us via telephone and email. We will maintain our licensees’ software largely through online releases via the Internet that may be downloaded by our licensees with technology enhancements and updated software features. We plan to offer our licensees post-contract support. All of these services are expected to generate significant recurring revenues and shall be typically offered under contract on an annual basis.

Maintenance and support service fees will be deferred and recognized over the contract period on a straight-line basis. Costs incurred by us to provide maintenance and support services will be charged to cost of revenue as incurred.

Intellectual Property

Our success will in large part depend upon our ability to protect our proprietary DermaCompare technology. We plan to protect our intellectual property rights primarily through patents, copyrights, trademarks, trade secrets, employee and third party nondisclosure agreements and other measures.

If we are unable to protect our intellectual property or our intellectual property infringes, for any reason that we do not presently contemplate, on the intellectual property rights of a third party, our operating results would, in all likelihood be materially, adversely affected.

To date, we have not filed for domestic and international patents. Further, we have no registered trademarks, but will continue to evaluate advisability and the costs associated with the registration of trademarks as our management deems appropriate, from time to time.

Sales and Marketing Strategy

Our sales and marketing plan is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

Initially, our marketing strategy for our product is based on a pilot program with worldwide leading dermatologists and medical centers in Israel and Europe in order to improve our DermaCompare software application further.

Subsequently, we plan to market our product worldwide through channel partners, via the Internet as well as through our direct sales force.

We intent to have an internal marketing group that develops our product marketing strategies and executes marketing plans with the support of external resources as needed. We will employ a technically oriented sales force that works with management to identify prospective customers.

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Our indirect sales strategy concentrates on distributors and software solution companies that build, integrate and sell software solutions.

Our direct sales strategy will concentrate on health insurance companies, NHS, HMOs, medical centers, dermatologists and other physicians that want to provide our software to their patients. Our sales process will additionally be supported by a broad range of marketing programs, including trade shows, public relations and digital advertising.

In addition, we plan to utilize the following low-cost methods in order to maximize our marketing budget, such as:

●	Internet promotion to support public relationships.

●	Publicity adds at pools, golf clubs and beaches.

●	Collaborating with leading companies that manufacture sun-screen lotions, swimming-suits, etc.

●	Taking advantage of public awareness at special opportunities through product placements.

●	Social networking, utilizing web sites for PR needs.

●	Presentation at scientific and medical conferences and highly publicized patient organization meetings.

Competition

The market for derma image processing software products is intensely competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. We face direct and indirect competition from a broad range of competitors who offer a variety of competitive products and solutions to our target markets. Our principal competition will come from: (i) manufacturers of custom-developed solutions; (ii) companies offering automated derma imaging processing systems; and (iii) companies offering competing technologies capable of recognizing and analyzing derma images. Many, if not all of these competing companies will have far greater financial and other resources, established name recognition and lengthy operating histories, any of which could make it difficult for us to compete effectively.

It is also possible that we will face competition from new industry participants and/or alternative technologies. Moreover, as the market for derma imaging software further evolves and develops, a number of companies with significantly greater resources than we have could attempt to enter or increase their presence in our industry, either independently or by acquiring or forming strategic alliances with our competitors, or otherwise increase their focus on the industry. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our potential customers.

Our DermaCompare product competes, to various degrees, with products produced by a number of substantial competitors, many of which have far greater financial and other resources and established operating histories with name recognition. Competition among product providers in this market generally focuses on price, accuracy, reliability and technical support. We believe our primary competitive advantages in this market are: (i) flexibility resulting from the ability of our product to operate in Internet based web services environments; (ii) an architectural software design that allows our product to be more readily modified, improved with added functionality and configured for new products, thereby allowing our software to be easily upgraded ; and (iii) combined methodologies of “Big Data and wisdom of the crowd” (which means analyzing tens of thousands of electronic medical records, whereby investigators can uncover new risk factors, novel preventive measures and treatments that are the most effective for a range of diseases and conditions) with machine learning and artificial intelligence together with high end machine vision capabilities.

As a result, we believe that our DermaCompare software Product should differ substantially from what is currently available in the market and heretofore has been known as “gold standard.” Imaging and analytics is a major sector in the medical device industry and competition is expected to be broad-based and intense. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition.

The following list of competitors is not intended to be exhaustive, and there are other existing competitors and there likely will be new potential competitors in the future:

DermAlert: The DermAlert software, as presently constituted, is designed to compare images taken by digital camera obtained during a 6 to 12 month period in order to detect new or changing moles through total body photography, by monitoring a specific mole or moles. We believe that their software, at present, cannot define whether a mole is a new one or not.

Canfield Scientific: Canfield Scientific provides custom photographic systems, image monitoring and centralized analysis services for the pharmaceutical, biotechnology and cosmetics industries. Canfield software is a local based installation and is also expensive to purchase and for this reason is not truly competitive with our DermaCompare software.

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DigitalDerm: DigitalDerm’s MoleMap CD technology is a baseline system for early Melanoma detection. Their technology is unique in that it combines total body photography and patented software into a CD-based imaging record that runs on any personal computer with a Windows-based operating system. DigitalDerm’s MoleMap CD applies 35 images as a baseline to compare new moles and moles that are changing or have changed and is based on a local DB, which is considered on older, conventional manually-based solution, not using the “wisdom of the crowd”

FotoFinder Systems: FotoFinder Systems’ Dermoscope is a system for digital dermoscopy, fluorescence diagnosis and standardized photo documentation in dermatology. We do not believe that any of these technologies are used by or are competitive with our DermaCompare software.

Notwithstanding our determination that the above-referenced companies are not actual competitors with our DermaCompare technology, they all have substantially far greater capital, marketing, personnel and other resources, and greater experience in commercializing products and services than we have.

Government Regulation

The Company’s DermaCompare software Product and systems are not subject to FDA or other governmental approval. Any change in current regulatory requirements or related interpretations by or the positions of, governmental agencies, federal or state officials where we plan to market out product could adversely affect our operations.

Employees

Mr. Liron Carmel, CEO and director, and Mr. Oded Gilboa, CFO, constitute our Management team. Mr. Yair Fudim is the Chairman of our board of directors. They are not obligated to contribute any specific number of hours per week to our operations and intend to devote only as much time as they deem necessary to the Company’s affairs until such time that we begin marketing our products and generate revenues. The Registrant has entered into an employment agreement with Mr. Oded Gilboa, and Emerald has entered into employment agreements with Lior Wayn and with Oded Gilboa, Emerald’s CEO and CFO, respectively. Each of these employment agreements are attached as exhibits hereto. Reference is made to the disclosure under Item 6. “Executive Compensation” which contains a summary of the material terms of the respective employment agreements.

At present, Emerald has 10 employees including its CEO, Lior Wayn.

Summary of Risk Factors

An investment in our Shares involves substantial risk. Our ability to execute our strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Current Report may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

●	Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern;

●	Our limited operating history does not afford investors a sufficient history on which to base an investment decision;

●	Our revenues will be dependent upon acceptance of DermaCompare by the market. The failure of such acceptance will cause us to curtail or cease operations;

●	We cannot be certain that we will obtain patents for DermaCompare and technology or that such patents will protect us from competitor;

●	The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders; and

●	Our Common Stock is thinly traded, sale of your holding may take a considerable amount of time.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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Item 1A. Risk Factors

RISK FACTORS

The shares of our Common Stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Current Report on Form 8-K before investing in our Common Stock.

Risks Associated With Our Business

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $30,000 per year simply to cover the administrative, legal and accounting fees. We have funded these losses primarily through the sale of restricted shares of our Common Stock and the issuance of convertible notes, which have subsequently been converted into restricted shares of Common Stock.

Based on our financial statements for the years ended December 31, 2014 and 2013, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. To date we have not generated any revenue.

Notwithstanding our success in raising over $800,000 from the sale of our securities principally during the first quarter of 2015, there can be no assurance that we will have adequate capital resources or be able to continue to raise equity and/or debt capital to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

Emerald, our wholly-owned subsidiary, is a private limited liability company incorporated under the laws of the State of Israel on February 17, 2010, and its DermaCompare was only fully launched at the beginning of 2015 and has only recently commenced marketing DermaCompare and are therefore in the very early stages of our marketing plan for Derma Compare. There can be no assurance at this time that we will be able to operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	competition;

●	need for acceptance of our product - there can be no assured market for our product and there is no guarantee of orders or of physicians or patient acceptance;

●	ability to develop a brand identity;

●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage rapidly expanding operations;

●	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our product and the loss of one of our key managers may adversely affect the marketing of our product.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

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DermaCompare may not be accepted in the marketplace.

Uncertainty exists as to whether our DermaCompare product will be accepted by the market without additional widespread doctor acceptance. A number of factors may limit the market acceptance of our DermaCompare product, including the availability of alternative products and the price of our DermaCompare product relative to alternative products. There is a risk that dermatologists or other physicians will be encouraged to continue to use other products and/or methods instead of ours. We are assuming that, notwithstanding the fact that our DermaCompare product is new in the market, dermatologists or other physicians will elect to use DermaCompare because it will permit to safe valuable physician’s time and more subjective analysis. While we intend to continue to build and gather data to demonstrate the benefit of our DermaCompare product, this data gathering may not be conclusive or may be viewed as insufficient by potential users such as dermatologists and other physicians.

Patients have to be persuaded that a certain level of intense self-imaging is justified for the anticipated benefit, but there is no assurance that sufficient numbers of patients will be convinced to enable a successful market to develop for our product.

Our revenues will be dependent upon acceptance of our DermaCompare product by the market. The failure of such acceptance will cause us to curtail or cease operations.

Our revenues are expected to come from the sale of our one DermaCompare product. As a result, we will continue to incur operating losses until such time as sales of our DermaCompare product reaches a mature level and we are able to generate sufficient revenues from the sale of our DermaCompare product to meet our operating expenses. There can be no assurance that dermatologists or other physicians will adopt our DermaCompare product. In the event that we are not able to market and significantly increase the number of dermatologists or other physicians that purchase our DermaCompare product, or if we are unable to charge the necessary prices, our financial condition and results of operations will be materially and adversely affected.

Defects or malfunctions in our product could hurt our reputation, sales and profitability.

Our business and the level of customer acceptance of our DermaCompare product depend upon the effective and reliable operation of our one DermaCompare product. Our DermaCompare product is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our DermaCompare product to malfunction and our customers’ use of our DermaCompare product is interrupted, our reputation could suffer and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our DermaCompare product or new releases, resulting in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service and warranty costs, any of which would have a material adverse effect upon our business, operating results and financial condition.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede the processing of data, delivery of databases and services, client data and day-to-day management of our business and could result in the corruption or loss of data. While all of our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients. Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although, we plan to carry property and business interruption insurance for our business operations, our coverage might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information.

Our DermaCompare product is designed to maintain the confidentiality and security of our customers’ and their end users’ confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any accidental or willful security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

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We might incur substantial expense to further develop our derma DermaCompare product that, once commercialized, may never become sufficiently successful.

Our growth strategy requires the successful launch of our DermaCompare product. Although management will take every precaution to ensure that our DermaCompare product will, with a high degree of likelihood, achieve commercial success, there can be no assurance that this will be the case. The causes for failure of our DermaCompare product once commercialized can be numerous, including:

●	market demand for our DermaCompare product proves to be smaller than we expect;

●	competitive products with superior performance either on the market or commercialized at the same time or soon after;

●	further DermaCompare product development turns out to be more costly than anticipated or takes longer;

●	our DermaCompare product requires significant adjustment post commercialization, rendering the DermaCompare product uneconomic or extending considerably the likely investment return period;

●	additional regulatory requirements which extend the time to launch our DermaCompare product increase the overall costs of the development;

●	patent conflicts or unenforceable intellectual property rights; and

●	Dermatologists and other physicians may be unwilling to adopt and/or use our DermaCompare product.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

In recent years, there have been several changes in laws, rules, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and various other new regulations promulgated by the SEC and rules promulgated by the national securities exchanges.

The Dodd-Frank Act, enacted in July 2010, expands federal regulation of corporate governance matters and imposes requirements on publicly-held companies, including us, to, among other things, provide stockholders with a periodic advisory vote on executive compensation and also adds compensation committee reforms and enhanced pay-for-performance disclosures. While some provisions of the Dodd-Frank Act were effective upon enactment, others will be implemented upon the SEC’s adoption of related rules and regulations. The scope and timing of the adoption of such rules and regulations is uncertain and accordingly, the cost of compliance with the Dodd-Frank Act is also uncertain.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal control over financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley Act (“Section 404”), and our independent registered public accounting firm is required to attest to our internal control over financial reporting. Our testing, or the subsequent testing by our independent registered public accounting firm may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expenses and expend significant management efforts. We currently have limited internal audit capabilities and will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

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We cannot be certain that we will obtain patents for our DermaCompare product and technology or that such patents will protect us from competitors.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain patents for our DermaCompare product, which is both costly and time consuming. We still are in the process to evaluate the patent potentials of our DermaCompare product. Patent Offices typically requires 12-24 months or more to process a patent application. There can be no assurance that any of our potential patent applications will be approved. However, we have decided to launch our DermaCompare product without patent protection. There can be no assurance that any potential patent issued or licensed to us will provide us with protection against competitive products, protect us against changes in industry trends which we have may not have anticipated or otherwise protect the commercial viability of our product, or that challenges will not be instituted against the validity or enforceability of any of our future patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and enforce it against infringement can be substantial. Even issued patents may later be modified or revoked by the Patent and Trademark Office or in legal proceedings. Patent applications in the United States are maintained in secrecy until the patent issues and, since publication of patents tends to lag behind actual discoveries, we cannot be certain that if we obtain patents for our product, we were the first creator of the inventions covered by a pending patent applications or the first to file patent applications on such inventions.

DermaCompare product liability is inherent in the medical devices industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the marketing and sale of medical devices. While we will take precautions we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. DermaCompare product liability insurance for the medical products industry is generally expensive. We plan to obtain product liability professional indemnity insurance coverage for our DermaCompare product. There can be no assurance that we will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue marketing our product.

We also plan to obtain Directors and Officers Liability Insurance and certain commercial liability and personal property insurance.

We may have to establish a reserve funds for potential warranty claims. If we experience warranty claims or if our repair and replacement costs associated with warranty claims will increase significantly, it would have a material adverse effect on our financial condition and results of operations.

We may need to raise additional capital to fund continuing operations and an inability to raise the necessary capital or to do so on acceptable terms could threaten the success of our business.

We currently anticipate that our available capital resources and operating cash flows will be sufficient to meet our expected working capital and capital expenditure requirements for at least the next 12 months. However, such resources may not be sufficient to fund the long-term growth of our business. If we determine that it is necessary to raise additional funds, we may choose to do so through strategic collaborations, licensing arrangements, public or private equity or debt financing, a bank line of credit, or other arrangements.

We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain the financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

At present, we are a small company. We expect to experience a period of expansion in headcount, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

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The loss of key personnel could adversely affect our business. We may not be able to hire and retain qualified personnel to support our growth.

Emerald’s success depends to a significant extent upon the efforts of Mr. Lior Wayn, its CEO, and other key senior employees and other key personnel. The loss of the services of such personnel could adversely affect our business and our ability to implement our growth plan. We cannot assure you that the services of the members of our management team will continue to be available to us, or that we will be able to find a suitable replacement for any of them. We do not have key man insurance on any members of our management team. If any member of our management team were to die and we are unable to replace either or both of them for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business, may be harmed.

Also, because of the nature of our business, our success is dependent upon our ability to attract, train, manage and retain sales, marketing and other qualified personnel. There is substantial competition for qualified personnel, and an inability to recruit or retain qualified personnel may impact our ability to implement our strategy to grow our business and compete effectively in our industry.

We plan to grant stock options or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance and aligning the interests of employees with those of our stockholders. As of July 14, 2015, we had 3,202,935 Class A Warrants and 2,700,000 Class E Warrants outstanding. There are no other options and/or equity awards outstanding under existing equity compensation agreements or otherwise. If we are unable to adopt, implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees, including qualified technical personnel, and attract additional qualified candidates, our business and results of operations could be adversely affected.

Some of our competitors are more established and better capitalized than we are and we may be unable to establish market share.

Some of our competitors are well known, more established and better capitalized than we are. As such, they may have at their disposal greater marketing strength and economies of scale and, as they may have additional products which they sell to the same customers, have greater presence with these customer. They may also have more resources to expend on research and development to create more innovative products in competition with ours. Competition will also likely increase as or when the cost benefits of the Company’s DermaCompare product are established and proven. Accordingly, we may not be successful in competing with them for market share.

We may license or collaborate with third parties in various potential markets.

We believe collaboration will allow us to leverage our resources and to access new markets while avoiding the cost of establishing or maintaining a direct sales force in each market. We may incur significant costs in the use of third parties to identify and assist in establishing relationships with potential collaborators. We currently have no direct sales force. We plan to sell our DermaCompare product first in the dermatology market in Israel, and we intend to slowly later expand geographically in the US and Europe.

To penetrate our target markets, we may need to enter into collaborative agreements to assist in the commercialization of our DermaCompare product. We may choose to license our DermaCompare product for distribution to a third party as opposed to pursuing commercialization ourselves. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial or intellectual property position and our internal capabilities. Discussions with potential collaborators may not lead to the establishment of collaboration agreements on favorable terms and may have the potential to provide collaborators with access to our key intellectual property. We may have limited control over the amount and timing of resources that any future collaborators devote to our DermaCompare product. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. By entering into collaboration, we may preclude opportunities to collaborate with other third parties who do not wish to associate with our existing third party strategic partners. Moreover, in the event of termination of a collaboration agreement, termination negotiations may result in less favorable terms.

Our future sales in international markets will subject us to foreign currency exchange and other risks and costs which could harm our business.

We expect that a substantial portion of our future revenues will be derived from outside Israel; primarily the US and Europe. We will be subject to the effects of exchange rate fluctuations. Our functional currency is the Israel Shekel. For the preparation of our consolidated financial statements, the financial results are translated into U.S. dollars using average exchange rates during the applicable period. If the U.S. dollar appreciates against the Shekel, as applicable, the revenues we recognize from sales will be adversely impacted. Foreign exchange gains or losses as a result of exchange rate fluctuations in any given period could harm our operating results and negatively impact our revenues. Additionally, if the effective price of our products were to increase as a result of fluctuations in foreign currency exchange rates, demand for our DermaCompare products could decline and adversely affect our results of operations and financial condition.

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We intend not to use hedging strategies to help offset the effect of fluctuations in foreign currency exchange rates. Movements in foreign currency exchange rates could impact our financial results positively or negatively in one period and not another, making it more difficult to compare our financial results from period to period.

The healthcare industry is subject to changing policies and procedures, we may find it difficult to continue to compete in an uncertain environment.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new products, including our DermaCompare product. This could substantially impair our ability to successfully market our DermaCompare product, which would have a material adverse effect on our business prospects.

The market success of our DermaCompare product may be dependent in part upon third-party reimbursement policies that are often subject to change.

Our ability to successfully penetrate the market with our DermaCompare product may, to some extent, depend on the availability of reimbursement to individuals for using our DermaCompare product from third-party payers, such as governmental programs, private insurance and private health plans. There is no guarantee that users of our DermaCompare product get reimbursed or that a change in the future of levels of reimbursement to individuals and hospitals, if any, will be high enough to allow us to charge a reasonable profit margin. If levels of reimbursement are decreased in the future, the demand for our DermaCompare product could diminish or our ability to sell our DermaCompare products on a profitable basis could be adversely affected.

We may not be able to successfully expand our business through acquisitions.

We review corporate and product line acquisition candidates as a part of our growth strategy. If we decided to undertake an acquisition, we may not be able to successfully integrate it in order to realize the full benefit of such acquisition. Factors which may affect our ability to grow successfully through acquisitions include:

●	inability to identify suitable targets given the relatively narrow scope of our business;

●	inability to obtain acquisition or additional working capital financing due to our financial condition;

●	difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;

●	diversion of management’s attention from current operations;

●	the possibility that we may be adversely affected by risk factors facing the acquired companies;

●	acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common shares to the shareholders of the acquired company, dilutive to the percentage of ownership of our existing shareholders;

●	potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and

●	loss of key employees of the acquired companies.

Risks Related to Our Common Stock

Shell Company Status

We may still be deemed a “Shell” company, as that term is defined in Rule 144(i) promulgated by the SEC under the Securities Act of 1933, as amended (the “Act”), because Emerald has had only nominal operations to date. Prior to the Closing, the Registrant was, in fact, a “Shell” company with no operations and no assets.

Reliance upon Rule 144 for Resales

Shareholders who hold shares which are not subject to a registration statement under the Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by Shell companies (other than a business combination related Shell company) or a Registrant that has been, at any time previously, a reporting or non-reporting Shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s safe harbor if the following conditions are met:

a) The issuer of securities that was formerly a reporting or non-reporting Shell company has ceased to be a Shell;

b) The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

c) The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to filed such reports and materials), other than Form 8K reports; and

d) At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a Shell company.

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Form 8-K Requirements

Form 8-K requires disclosure of transactions involving a reporting Shell company that ceases to be a Shell company, typically involving a reverse merger or acquisition. The issuer is required to file a report on Form 8-K to report the following: a material definitive agreement under Item 1.01 of Form 8-K; completion of acquisition or disposition of assets under Item 2.01 of Form 8-K (which is the purpose of the Registrant filing this Form 8-K); changes in control under Item 5.01 of Form 8-K; and information that would be required in a registration statement on Form 10 to register a class of securities under Section 12 of the Exchange Act.

Form S-8

Form S-8 under the Securities Act prohibits companies who are Shell Companies from using Form S-8.

If a company ceases to be a Shell company, it may use Form S-8 sixty calendar days after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8K reporting the completion of a transaction that caused the company to cease being a Shell company.

Reduced Liquidity or Illiquidity of our Common Stock Securities

Our common stock is currently subject to quotation on the OTCBQ market. There is currently no active trading market in our common stock on the OTCBQ market. Shareholders who invested in our shares of common stock while we are deemed to be a Shell company invested in securities that are considered to be illiquid and can’t be sold pursuant to the exemption provided under Rule 144 as long as the Company is a Shell company.

As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities. Additionally, as we may not register our securities on Form S-8 this may result in our inability to compensate employees and consultants as cost-effectively as companies that are not Shells, which may then have an adverse affect on the ongoing operations of the Company.

Shares issuable upon the conversion of warrants may substantially increase the number of Shares available for sale in the public market and depress the price of our stock.

As of July 14, 2015, we had outstanding: (i) Class A Warrants exercisable to purchase 3,202,935Shares at a weighted average exercise price of approximately $0.80 per Share for two years; and (ii) Class E Warrants exercisable to purchase 2,700,000 Shares, in three equal tranches of 900,000 Shares, at an exercise price of $0.0001 per Share. To the extent any of these warrants are exercised and any additional warrants or options are granted and subsequently exercised, there will be further dilution to stockholders and investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our Shares without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

We have reserved Shares of Common Stock for issuance upon the exercise of the warrants and may increase the Shares reserved for these purposes in the future.

The shares of our common stock which are issuable upon the exercise of outstanding warrants and options may be sold in the public market pursuant to Rule 144, if applicable. The sale of our common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

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We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Our Executive Officers, Directors and the Chief Executive Officer of Emerald own over 41.96% of our common stock and may be able to influence the outcome of stockholder votes and their interests may differ from other stockholders.

As of July 14, 2015, our executive officers and the executive officer of Emerald beneficially own 5,660,545 Shares of our Common Stock representing approximately 41.96% of our outstanding Shares, excluding Shares underlying the Class E Warrants, the exercise of which are subject to certain Milestones which are not expected to be reached within 60 days. Subject to any fiduciary duties owed to our other stockholders under Delaware law, these stockholders may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Some of these persons may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price of our stock. In addition, these stockholders could use their voting influence to maintain our existing management and directors in office, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 490,000,000 shares of Common Stock, $0.0001 par value per share, of which, as of July 14, 2015, 13,489,905 Shares of Common Stock were issued and outstanding. Additional shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our Common Stock.

Our Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, $0.0001 par value per share of which none were issued and outstanding as of the date of this Form 8-K. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which may convert into large numbers of shares of Common Stock and consequently lead to further dilution of other shareholders.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

Our Common Stock is subject to the “Penny Stock” rules of the SEC and the trading market in our stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and

●	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and

●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock are thinly-traded on the OTCQB Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

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We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our common shares has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.44 to a high of $2.24 since 2012. Many factors could have a significant impact on the future price of our common shares, including:

●	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

●	our failure to successfully implement our business objectives and strategic growth plans;

●	compliance with ongoing regulatory requirements;

●	market acceptance of our product;

●	changes in government regulations;

●	general economic conditions and other external factors; and

●	actual or anticipated fluctuations in our quarterly financial and operating results; and the degree of trading liquidity in our common shares.

Our annual and quarterly results may fluctuated greatly, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on a number of factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

Delaware law contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock. As a result, without further stockholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” is, generally, a stockholder who owns 15% or more of our outstanding voting stock or an affiliate of ours who has owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.

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Management’s Discussion and Analysis of Financial Conditions and Plan of Operations

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

We are a digital health startup company engaged in the development, sale and service of imaging solutions utilizing our proprietary DermaCompare software that we developed for use in derma imaging and analytics (our “DermaCompare” or “Product”). In our development of the DermaCompare technology, we utilized the knowledge learned from advanced military image processing and data analytics to improve the analysis of medical images for the benefit of patients and the medical community. We believe that our proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients’ skin characteristics.

DermaCompare is Emerald’s first application of its technology, which we believe represents an advance in the early detection of skin cancer. DermaCompare is based on automated image analytics software using advanced algorithms for alignment, anchoring, identifying and detecting changes in the shapes, colors and sizes of skin lesions, which could potentially become Melanoma. We apply our DermaCompare technology in image capture, correction and intelligent data extraction in the market for derma imaging products.

Our DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography (“TBP”), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smart phones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Our DermaCompare imaging software has 2 main modules:

●	A SaaS cloud-based Dr. Module that can be launched on any desktop computer connected to the Internet; or

●	Mobile APP for mass population uses can be installed on smart phones or tablets with iOS or Android operating systems.

Our future plans also contemplate the use of wearable computing and imaging devices such as Google glasses or other comparable devices.

Our sales and marketing plan is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

During the quarter ended March 31, 2015, we raised $780,000 in equity capital to fund our business plan as part of our commitment in the above-referenced Share Exchange Agreement to raise $800,000 as a condition to Closing, which we satisfied in April and May 2015. We are a start-up company and we may be expected to require up to an additional $1.5 million in capital during the next 12 months to implement our business plan and fund our operations.

Results of Operations during the period ended March 31, 2015 as compared to the period ended March 31, 2014

We have not generated any revenues during the periods ended March 31, 2015 and 2014. We had operating expenses related to general and administrative expenses, being a public company and interest expenses. During the period ended March 31, 2015, we incurred $236,947 in net loss due to general and administrative expenses of $43,936, other expense of $190,000 relating to advances made to Emerald and interest expense of $3,011.

On February 3, 2015 and March 23, 2015, we advanced/loaned to Emerald $90,000 and $100,000, respectively, in contemplation of the Closing of the Share Exchange Agreement.

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Results of Operations during the year ended December 31, 2014

We have not generated any revenues during the years 2014 and 2013. We had operating expenses related to general and administrative expenses, being a public company and interest expenses. During the year ended December 31, 2014, we incurred $48,870 in net loss due to general and administrative expenses of $28,125 and interest expense of $20,745.

Our general and administrative expenses decreased by $13,075 or 32% during the year ended December 31, 2014 as compared to the same period in the prior year mainly due to a decrease in compensation expense. During the twelve months ended December 31, 2014, our interest expense was $20,745 as compared to $10,200 in the same period in the prior year, which increase by $10,545 or 103% was mainly due to increased interest expense related to the conversion of advances into convertible notes.

Liquidity and Capital Resources

At December 31, 2014, the Registrant had no business operations and no material cash resources or other assets. During the past two fiscal years, we were dependent upon interim funding provided by management and/or affiliated parties to pay professional fees and expenses associated with being a reporting public company. The Registrant also had to depend upon services provided by management and affiliated consultants to fulfill its filing obligations under the Exchange Act.

Following the change in control of the Registrant as reported in Forms 8-K filed on November 21, 2014; December 2, 2014; and January 2, 2015, the Registrant determined to proceed with a business combination with Emerald and its prior dependence upon management and affiliates for funding ceased. The Registrant successfully raised $780,000 from third party investors during the quarter ended March 31, 2015.

At March 31, 2015, we had current cash assets of $554,564 and had $157,535 in current liabilities consisting of $36,556 in accrued interest expenses and $120,979 advance payable to unrelated parties. At the same date, we had long-term liabilities of $37,375 in notes payable.

On December 31, 2014, we have had current cash assets of $1,000 and had $163,784 in current liabilities consisting of $7,500 in accounts payable, $35,305 in accrued interest expenses and advances payable to unrelated parties. We had long-term liabilities of $22,375 in notes payable compared to no long-term liabilities at December 31, 2013.

There are no limitations in our certificate of incorporation on our ability to borrow funds or raise funds through the issuance of restricted shares of Common Stock to effect a business combination, which we completed in June 2015 on the Closing of the Share Exchange Agreement with Emerald Medical Applications Ltd.

Additional financing is necessary for us to fulfill our business plan. Our independent auditors have an unqualified audit opinion for the year ended December 31, 2014 with an explanatory paragraph on going concern.

Off-Balance Sheet Arrangements

As of March 31, 2015 and December 31, 2014, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of March 31, 2015 and December 31, 2014, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the year ended December 31, 2014, and are included elsewhere in this annual report.

Description of Properties

Our principal executive office is located at SOSA house, 12 Bar Yochayst, Tel Aviv 665320, Israel, Telephone: (972) 52-579-5082. These facilities consist of approximately 300 square feet of executive office space, which is provided to us on a rent-free basis. Our wholly-owned Israeli subsidiary, Emerald, has offices at the same address, SOSA house, 12 Bar Yochayst, Tel Aviv 6653201, Israel, which it leases from an unaffiliated third party for $1,600 per month. The Registrant believes that the office facilities are sufficient for the foreseeable future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of July 14, 2015. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

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Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Liron Carmel, CEO and Director (2)	61,003	0.45%
SOSA House, 12 Bar Yochay Street
Tel-Aviv 6653201, Israel

Oded Gilboa, CFO	125,000	0.93%
10 Hayetsira Street
Raanana, Israel

Yair Fudim, Chairman	0	0.00%
SOSA House, 12 Bar Yochay Street
Tel-Aviv 6653201, Israel

Lior Wayn (3)	5,474,545	40.58%
1 Emek Ayalon Street
Modi’in, Israel

Amir Uziel	1,031,250	8.25%
5 Shira Street
Rishon Lezion, Israel

Itschak Shrem	1,031,250	8.25%
21 Ha’rba’ah Street
Tel-Aviv, Israel

Lavi Krasney	1,031,250	8.25%
8 Paamoni Street
Tel-Aviv, Israel

Directors and Officers (3 persons)	186,003	1.38%

(1) Applicable percentage ownership is based on 13,489,905 Shares of Common Stock outstanding as of July 14, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 14, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Carmel is also the owner of 61,003 Class A Warrants, exercisable for a period of 24 months to purchase 61,103 Share at a price of $0.80.

(3) Lior Wayn also is the record and beneficial owner of 2,700,000 Class E Warrants, noe of which are exercisable within 60 days.

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Directors, Executive Officers, Promoters and Control Persons

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Title
Liron Carmel	30	CEO and director
Oded Gilboa	41	CFO
Yair Fudim, Chairman	66	Chairman

Liron Carmel, 30, has been CEO and sole director of the Registrant since December 2014. From 2010 through December 2014, Mr. Carmel served as a senior analyst in the Investment Division of Excellence Group, a leading investment firm in Israel. In such capacity, Mr. Carmel specialized in risk management and special debt financing including participation in and leading negotiations with major institutional investors in Israel. From 2009 to 2010, Mr. Carmel was an analytical consultant for Precise Group, an Israeli financial institution.

Oded Gilboa, 42, a licensed CPA in the United States and Israel, has been the CFO since February 2015. Since December 2013, Mr. Gilboa has also been serving as CFO of BreedIt Corp., a reporting company under the Exchange Act. Mr. Gilboa has over 18 years of experience in finance and public accounting, having served as a senior finance executive in the technology and biotech industries with responsibilities in corporate finance, accounting, strategic planning and operational and financial management. From 2010 through 2012, Mr. Gilboa served as the Revenue Accounting and Finance Manager of Mylan Specialty, a subsidiary of Mylan Inc. (NASDAQ: MYL), a global company focused on the development, manufacturing and marketing of prescription drug products. From 2007 through 2009, Mr. Gilboa was the Executive Director of Finance and US Controller of Taro Pharmaceuticals (NASDAQ:TAROF), a global pharmaceutical company. From 1998 through 2007 Mr. Gilboa held various financial positions with IDT Corporation (NYSE:IDT), a world-wide provider of telecommunications and media services, where in his most recent role he served as Director of Finance. Mr. Gilboa began his career in public accounting, auditing both public and private companies and holds a B.A in Economics and Accounting from Tel-Aviv University and an M.B.A. from Recanati Business School at Tel-Aviv University.

Yair Fudim, 66, Chairman of the Registrant’s Board of Directors effective April 30, 2015, has also been serving as Chairman and CEO of Peregrine Industries, Inc., a public company (OTCQB: PGID) since July 22, 2013. During the past five years, Mr. Fudim has also served as Chairman of Greenstone Industries Ltd, a public company organized under in Israel and listed on the Tel Aviv Stock Exchange (“TASE”) since February 2013, prior to which he served as Greenstone’s CEO from February 2010 until March 2013; Since February 2013, Mr. Fudim has also been Chairman of RVB Holdings Ltd, a public company organized under in Israel (OTCQB: RVBHF); From April 1991 through April 2013, Mr. Fudim served as CEO of Leader Holdings & Investments Ltd (“Leader Holdings”), a public company organized in Israel and listed on the TASE; Mr. Fudim also serves as Chairman of the Board of Leader Capital Markets Ltd., a TASE listed public company organized in Israel and a subsidiary of Leader Holdings. Mr. Fudim holds a B.A. in Economics and an MBA from the Hebrew University of Jerusalem.

There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Our director, officers or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has and the CFO and Chairman have not filed reports as required under Section 16(a).

NASDAQ Rule 4200. The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

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Director Independence. In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that of our directors, only Yair Fudim is independent.

Directors’ Term of Office. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee. We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Code of Ethics. We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the fourth quarter of 2015.

Potential Conflicts of Interest. Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight. The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings. We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

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Executive Compensation

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers during the fiscal years ending December 31, 2014, 2013 and 2012.

		Summary Compensation Table			Long Term
		Annual Compensation			Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Position	Year	($)	($)	($)	($)	($)	($)

Liron Carmel, CEO and Chairman	2014	—	—	—	—	—
Oded Gilboa, CFO	2014	—	—	—	—	—
Ivo Heiden, former CEO, CFO and Chairman	2014	—	—	—	—	—
	2013	24,000	—	—	—	—	—
	2012	24,000	—	—	—	—	—

Executive Employment Agreements

Emerald has entered into an employment agreements with Lior Wayn, its CEO, and Oded Gilboa its CFO. In addition, the Registrant has entered into a separate employment agreement with Oded Gilboa, the Registrant’s CFO. Copies of these employment agreements are attached as exhibits hereto.

Emerald’s employment agreement with Lior Wayn, dated January 1, 2015, provides for a base annual salary of NIS46,000 which is equivalent to approximately $12,000 for which Mr. Wayn is required to devote 100% of his business time to the affairs of Emerald. In addition, Mr. Wayn’s agreement also provides for the payment of cash bonuses as follows: (i) a bonus equal to 5% of the monthly revenues of Emerald during the years ending December 31, 2015 and 2016, payable quarterly; and (ii) a cash bonus equal to 7 months base salary only in the event that the Registrant raises at least $1,150,000 from: (i) the sale of equity securities at a price of not less than $0.80 per Share; or (ii) the exercise of warrants at an exercise price of not less than $0.80 per Share.

The employment agreements between Mr. Gilboa and the Registrant and Emerald, dated March 22, 2015 and February 25, 2015, respectively, provide as follows: (i) the Registrant shall pay Mr. Gilboa cash compensation for the initial two month period a total of $2,000 following which Mr. Gilboa will be paid at the rate of $3,000 per month and, as additional compensation, the Registrant issued Mr. Gilboa 125,000 restricted Shares; and (ii) Emerald shall pay Mr. Gilboa cash compensation of NIS13,200 which is equivalent to approximately $3,450 per month.

Option Grants

There were no individual grants of stock options to purchase our Common Stock made to the executive officers named in the Summary Compensation Table. However, the Registrant issued Class E Warrants to Lior Wayn at the Closing exercisable to purchase 2,700,000 Shares in three equal tranches of 900,000 Shares each, at a price of $0.0001 per Share.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during period ending March 31, 2015 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

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Outstanding Warrants

The following table summarizes information of outstanding warrants as of July 14, 2015:

	Warrants		Warrant Term		Exercise Price	Exercisable

Warrants
Investors - Class A Warrants (1)	3,202,935		2 years		$0.80	3,202,935
Lior Wayn - Class E Warrants	2,700,000	(2)		(2)	$0.0001		(2)

(1) The Class A Warrants were issued in connection with a private placement in reliance upon Regulation S, pursuant to which the Registrant sold a total of 3,202,935 units at a price of $0.40 per unit (the “Units”), each Unit comprised of one Share and one Class A Warrant exercisable at $0.80 per share with a term 24 months. While all of the Class A Warrants are exercisable within 60 days, in fact, none of these warrants will be exercised for the foreseeable future, based upon the exercise price of $0.80 per Share.

(2) The Class E Warrants were issued by the Registrant to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the “Tranches”) at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined in the table below (the “Milestones”).

Milestone	Description

First	The Registrant, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.

Second	The Registrant, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance company or HMO), insuring or serving at least 300,000 customers, within two years of Closing.

Third	The Registrant, on a consolidated basis,, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Certain Relationships and Related Party Transactions and Director Independence

Certain Related Party Transactions

Mr. Ivo Heiden, our former CEO, CFO and sole director who resigned on March 24, 2014, provided securities compliance services valued at $5,250 in 2014 and $18,000 in 2013.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2014 and 2013.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 7.01 Recent Sales of Unregistered Securities

The following tables and information sets forth all securities of the Registrant issued and sold within the past three years which were not registered under the Act.

On December 16, 2014, the Registrant issued 4,125,000 restricted Shares (adjusted for the 1:4 reverse split effective in February 2015)to five holders of the Registrant’s convertible notes in the principal amount of $125,000 (the “Notes”) upon their conversion the Notes. The table below sets forth the issuances of restricted Shares made in reliance on Regulation S promulgated by the SEC under the Act (“Reg S”).

Name of Note Holder	Basis of Issuance	Total Notes Converted	Shares Issued (1)
Eli Yoresh	Conversion of Notes	$12,500	412,500
Kfir Silberman	Conversion of Notes	$18,750	618,750
Amir Uziel	Conversion of Notes	$31,250	1,031,250
Itschak Shrem	Conversion of Notes	$31,250	1,031,250
Lavi Krasney	Conversion of Notes	$31,250	1,031,250
	Total	$125,000	4,125,000

(1) Adjusted for the 1:4 reverse stock split effective in February 2015. No warrants were issued in connection with the conversion of these notes.

During the period from January 2015 through May 2015, as set forth in the table below, in private offering of a total of 2,762,500 units at a price of $0.40, each unit consisting of one Share and one Class A Warrant exercisable to purchase one additional Share of Common Stock at a price of $0.80 (the “Units”), the Registrant issued and sold restricted unregistered equity securities to the subscribers set forth in the table below. The sales were made without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S. The certificates evidencing the Shares which were part of the Unit Offering were not issued until June 30, 2015, immediately prior to the July 14, 2015 Closing of the Share Exchange Agreement.

Name of Subscriber	Bases for Issuance	Price Per Unit	Shares Issued
Short Trade Ltd (1)	Subscription Agreement	$0.40	625,000
PropTrade Ltd (2)	Subscription Agreement	$0.40	375,000
Dr. Ben Zion Weiner	Subscription Agreement	$0.40	125,000
RP Holdings (3)	Subscription Agreement	$0.40	125,000
Dr. Tank Siak Khim	Subscription Agreement	$0.40	250,000
Yoel Yogev	Subscription Agreement	$0.40	200,000
Universal Link Ltd (4)	Subscription Agreement	$0.40	175,000
Avigdor Hakmon	Subscription Agreement	$0.40	62,500
Dr. Shmuel Pasternak	Subscription Agreement	$0.40	62,500
Liat Sidi	Subscription Agreement	$0.40	25,000
Tzvi Aharonson	Subscription Agreement	$0.40	137,403
Estory Giloz Ran	Subscription Agreement	$0.40	312,500
Malca Maimon	Subscription Agreement	$0.40	87,500
Ohad Cohen	Subscription Agreement	$0.40	150,000
Nissim Simhon	Subscription Agreement	$0.40	50,000
NE Solution Ltd (5)	Subscription Agreement	$0.40	162,500
	Total	$1,170,000	2,925,000

(1) Short Trade Ltd is controlled by Mr. Shlomo Noyman, a resident of Israel.

(2) Prop Trade Ltd is controlled by Mr. Andrew Philip Dings, a resident of Singapore.

(3) RP Holdings is controlled by Mr. Rubin Zimerman, a resident of Israel.

(4) Universal Link Ltd is controlled by Mr. Ahmad Alimi, a resident of Israel.

(5) NE Solution Ltd is controlled by Mr. Lee Yang Tong, a resident of Singapore.

In June 2015, the persons listed in the table below, each a lender to Emerald on or before November 2014, converted their debt owed by Emerald into Units, each consisting of one restricted Share and one Class A Warrant, at a conversion price of $0.32. Each of the lenders was a resident of Israel and the issuance was without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

27

Name of Note Holder	Bases of Issuance	Debt Converted	Shares Issued
David Masasa	Conversion of Debt	$8,788	27,463
Liron Carmel	Conversion of Debt	$19,521	61.003
Yoseph Cohen	Conversion of Debt	$15,632	48,850
Tzvi Aharonson	Conversion of Debt	$43,969	140,625
	Total	$87,910	274,719

On February 17, 2015, the Registrant issued 140,000 restricted Shares to Shira Brand Shiffer, a resident of Israel, at a price of $0.107 per Share, with no warrants attached. The issuance to Shira Brand Shiffer, without registration under the Act, was made in reliance upon Section 4(2) of the Act and Reg S.

28

Item 9.01 Financial Statements and Exhibits

ZAXIS INTERNATIONAL, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Emerald Financial Statements for the Period Ended December 31, 2013 and 2013

29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Emerald Medical Applications Ltd.

Petah Tikva, Israel

We have audited the accompanying balance sheets of Emerald Medical Applications Ltd. (the Company) as of December 31, 2014 and 2013 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Medical Applications Ltd. as of December 31, 2014 and 2013 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
July 14, 2015

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Emerald Medical Applications Ltd.

BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND DECEMBER 31, 2013

	December 31, 2014	December 31, 2013
	$	$
ASSETS
Current Assets
Cash	$14,411	$-
Due from related party	18,999	-
Other receivable	6,718	-
Total current assets	40,128	-

Fixed assets, net of accumulated depreciation of $66 and $0, respectively
	1,390	-
TOTAL ASSETS	$41,518	$-

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,577	$-
Accounts payable - related party	4,439	-
Accrued interest	2,013	-
Short term notes payable	68,389	-
Short term notes payable - related party	19,521	-
Convertible note payable, net of discount of $9,555 and $0, respectively
	20,164	-
Derivative liability	20,532	-
Total current liabilities	137,635	-
TOTAL LIABILITIES	137,635	-

SHAREHOLDERS’ DEFICIT
Common stock, ordinary shares par value $0.002638, management shares par value $0.2795, 1,000,000 ordinary and 2 management shares authorized, 213,000 ordinary shares and 1 management share issued and outstanding at December 31, 2014, 100,000 ordinary shares and 1 management share issued and outstanding on December 31, 2013.	562	265

Stock receivable	(297)
Additional paid-in capital	(265)	(265)
Other comprehensive income	8,932	-
Accumulated deficit	(105,049)	-
TOTAL SHAREHOLDERS’ DEFICIT	(96,117)	-
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$41,518	$-

See summary of significant accounting policies and notes to financial statements.

31

Emerald Medical Applications Ltd.

STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DEC 31, 2014 AND DECEMBER 31, 2013

	Twelve months ended	Twelve months ended
	December 31, 2014	December 31, 2013
	$	$

Revenue	-	$-

Expenses:
General and administrative	116,929	-
Total expenses	116,929	-

Loss from operations	(116,929)	-

Other income (expense):
Interest expense	(5,605)	-
Change in fair value of derivative	(7,385)	-
Other income from grants and awards	20,993	-
Gain/(loss) from foreign currency	3,877	-
Total costs and expenses	(105,049)	-

Net loss	$(105,049)	$-

Basic and diluted net loss	$(0.90)	$(0.00)
Weighted average shares outstanding (basic and diluted)	116,719	100,000

See summary of significant accounting policies and notes to financial statements.

32

Emerald Medical Applications Ltd.

Statements of Comprehensive Income (Loss)

For the Years Ended December 31, 2014 and December 31, 2013

	Twelve months ended	Twelve months ended
	December 31, 2014	December 31, 2013

Foreign currency translation gain (loss)	$8,932	$-
Total comprehensive gain (loss)	$(96,117)	$-

See summary of significant accounting policies and notes to financial statements.

33

Emerald Medical Applications Ltd.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock		Additional	Share	Other		Total
	Number	Par	Paid-In	Subscription	Comprehensive	Accumulated	Shareholders’
	of Shares	Value	Capital	Receivable	Income	Deficit	Deficit
Balance at December 31, 2012	100,000	265	(265)	-	-	-	-

Common stock subscribed	1	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-
Balance at December 31, 2013	100,001	265	(265)	-	-	-	-

Common stock subscribed	113,000	297	-	(297)	-	-	-
Other comprehensive income	-	-	-	-	8,932	-	8,932
Net loss	-	-	-	-	-	(105,049)	(105,049)
Balance at December 31, 2014	213,001	562	(265)	(297)	8,932	(105,049)	(96,117)

See summary of significant accounting policies and notes to financial statements.

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Emerald Medical Applications Ltd.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

	For the year ended	For the year ended
	December 31, 2014	December 31, 2013

Operating Activities:
Net (loss)	$(105,049)	$-
Adjustments to reconcile net (loss) to net cash (used in) operating activities:

Change in fair value of derivative liabilities	7,385	-
Depreciation expense	66	-
Amortization of debt discount	3,592	-
Changes in net assets and liabilities:
Due from related party	(18,999)	-
Other receivable	(6,718)	-
Accounts payable	2,577	-
Accounts payable - related party	4,439	-
Accrued interest	2,013	-
Net cash used in operating activities	(110,694)	-

Investing Activities:
Purchase of property and equipment	(1,456)	-
Net cash used in investing activities	(1,456)	-

Financing Activities:
Issuance of short-term notes payable	87,910	-
Issuance of convertible notes payable	29,719	-
Net cash provided by financing activities	117,629	-
Foreign currency adjustment	8,932	-
Net increase in cash	5,479	-
Cash and cash equivalents - beginning of period	-	-
Cash and cash equivalents - end of period	$14,411	$-

Non cash transactions:
Subscription of common stock for stock receivable	297	-
Discount from convertible note issued with embedded derivative	13,147	-

See summary of significant accounting policies and notes to financial statements.

35

EMERALD MEDICAL APPLICATIONS LTD.

Notes to the Financial Statements
December 31, 2014 and 2013
ZAXIS INTERNATIONAL INC.

Note 1. The Company and Significant Accounting Policies.

Organizational Background: Emerald Medical Applications Ltd (“Emerald”), is a company organized under the laws of the State of Israel on February 17, 2010. Emerald is digital health Startup Company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics (“DermaCompare”). Emerald believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients’ skin characteristics.

Emerald’s DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography (“TBP”), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smart phones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Our sales and marketing plan is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

Basis of Presentation and Going Concern: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2014, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2014 and December 31, 2013.

Other receivables: The company treats VAT refunds claimed resulting from excess VAT paid over VAT received as other receivables, amount shown as other receivables as of December 31, 2014 were collected in Q2 2015.

Currency translation and other comprehensive income: balance sheet items are translated using all-current translation method for Self-contained foreign operations (where functional currency = foreign currency) whereby assets and liabilities are translated using the exchange rate on the date of the balance sheet. It translates revenues, expenses, and net income using the average exchange rate during the period. The foreign exchange adjustment that results from applying the all-current method appears in other comprehensive income, a separate shareholders’ equity account, and does not affect net income each period.

Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows: Computers and electronic equipment 33%

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

36

Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock, the estimated volatility of the Company’s common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2014 and 2013, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements:

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the twelve month period ended December 31, 2014, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of December 31, 2014, were: Volatility of xxx%, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

37

Fair Value Measurements at December 31, 2014

Level 3 - Derivative liabilities from:	Balance at December 31, 2013	New Issuances	Settlements	Change in Fair Value	Balance at December 31, 2014
Convertible Note	$-	$13,147	$-	7,385	$20,532

Fair Value Measurements at December 31, 2013

Level 3 - Derivative liabilities from:	Balance at December 31, 2013	New Issuances	Settlements	Change in Fair Value	Balance at December 31, 2014
Convertible Note	$-	$-	$-	-	$-

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2014 and December 31, 2013 and the year then ended on a recurring basis:

Description

Fair Value Measurements at December 31, 2014

	Level 1	Level 2	Level 3	Total Unrealized Loss
12/31/14 Derivative Liability	$-	$-	$20,532	$20,532
12/31/13 None	$-	$-	$-	$-

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The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2014 and December 31, 2013:

Fair Value Measurements at December 31, 2014

Level 3
ASSETS
Total Assets	$-

LIABILITIES

Derivative liability	$20,532
Total Liabilities	$20,532

Fair Value Measurements at December 31, 2013

Level 3
ASSETS
Total Assets	$-

LIABILITIES

Derivative liability	$-
Total Liabilities	$-

The fair values of our debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the twelve months ended December 31, 2014 or the year ended December 31, 2013.

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of December 31, 2014 or December 31, 2013.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes: We have adopted FASB ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

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In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions: When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011. We are not under examination by any jurisdiction for any tax year. At December 31, 2014 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

In November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-16—Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods.

In November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-17—Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle.

In August 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-15, Presentation of Financial Statements – Going Concerns (Subtopic 205-40): Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

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In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company’s Consolidated Financial Statements.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

41

●	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

●	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

Going concern: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2014, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2. Stockholders’ Equity.

The Company has 1,000,000 ordinary and 2 management shares authorized, of these 100,000 ordinary shares were issued on March 7, 2010, one management share issued on July 25, 2013 and 113,000 ordinary shares issued on November 7, 2014. The ordinary shares have a par value ILS 0.01 or $0.002638 and management share have a par value 1 ILS or USD $0.2795.

Recent Issuances of Common Stock

On July 25, 2013, one management share was issued for ILS 1 or $0.28 and recorded as a stock receivable as of December 31, 2014.

We issued 113,000 ordinary shares on November 7, 2014 to Mr. Lior Wayn at ILS 1,000 or $297, since Mr. Wayn has not paid for these shares yet and this amount was recorded as stock receivable as of December 31, 2014

Note 3. Related Party transactions not disclosed elsewhere.

Our CEO and principal shareholder was issued 1 management share on July 25, 2013 for ILS 1 or $0.28 and 113,000 ordinary shares issued on November 7, 2014 for ILS 1,000 or $297.

In addition during 2014 our CEO and principal shareholder has withdrawn travel expense advances and other payments resulting in net amount due to company of $18,999 as of December 31, 2014.

During November 2014 four individuals loaned amount to company, one of them is CEO of Zaxis International Ltd who the company is in merger discussion with, who on November 16, 2014 loaned the amount of $19,521 with maturity date of November 16, 2015 and bearing an interest rate of 8% per annum.

42

One consultant who on January 1, 2015 became Emerald’s VP of operations was owed $4,439, as of December 31, 2014.

Note 4. Notes Payable.

Non-Convertible Notes Payable

During November 2014 four individuals loaned amount to company, totaling $87,910 with maturity dates of November 16, 2015 and bearing an interest rate of 8% per annum, and is not convertible to common stock.

For the period ended December 31, 2014 the Company has recognized $2,013 in accrued interest expense related to the stated interest rate on the notes. Interest expense in 2013 was $0.

Note 5. Derivative Liabilities and Convertible Notes

On July 8, 2014 the company issued a convertible promissory note to Axel Springer Plug & Play Accelerator GmbH (the “Holder”), in the amounts of €25,000 (Euros)

The Convertible Notes are convertible at the lessor of a market based discounted and a fixed rate derived from a fixed market cap. The Holders have the right following the Date of Issuance, and until any time until the convertible Promissory Note is fully paid, to convert any outstanding and unpaid principal portion of the Convertible Promissory Note, and accrued interest, into fully paid and non–assessable shares of Common Stock. The Holder was not issued warrants with the Convertible Promissory Note.

The following shows the changes in the derivative liability measured on a recurring basis for the twelve months ended December 31, 2014, and December 31, 2013.

Level 3
Derivative Liability at December 31, 2012	$-
Additions to Derivative Liability related to Convertible Debt	-
Derivative Liability at December 31, 2013	$-
Additions to Derivative Liability related to Convertible Debt	20,532
Derivative Liability at December 31, 2014	$20,532

For the period ended December 31, 2014 the company incurred $7,385 expense relating to change in fair value of derivative.

As of December 31, 2014 the company has $20,532 derivative liability and $20,164 convertible note payable, net of discount of $9,555.

In accordance to ASC #815, Accounting for Derivative Instruments and Hedging Activities, we evaluated the holder’s non-detachable conversion right provision and liquidated damages clause, contained in the terms governing the Note to determine whether the features qualify as an embedded derivative instruments at issuance. Such non-detachable conversion right provision and liquidated damages clause did not need to be accounted for as derivative financial instruments. Additionally, since the conversion price of the two notes represented the fair market value of the Company’s common stock at the time of issuance, no beneficial conversion feature exists. We believe that the Company’s shares of common stock is and have been very thinly traded during the last 3 years and that the fair value of the stock price was deemed not to be a fair value. Management decided that because the Company’s ability to continue as a going concern was in question and that it has no revenue sources that the conversion price was a better measure of fair market value. Based on that decision, no beneficial conversion feature was reflected in the financial statements.

Note 6. Other Receivables

As of December 31, 2014, the Company had other receivables of $6,718 which represent VAT refunds claimed resulting from excess VAT paid over VAT received. These claims were subsequently collected during the period ended June 30, 2015.

Note 7. Income Taxes.

The Company is not under examination by any jurisdiction for any tax year. Our Israeli income tax returns are open for fiscal years ending on or after December 31, 2010.

Note 8. Subsequent Events.

During the first and second quarters of 2015, the Company receive additional loans from Zaxis International. Inc., in contemplation of the Closing of the Share Exchange Agreement. On July 14, 2015, the Closing occurred and the Company became a 100% owned subsidiary of Zaxis International, Inc. In connection with the Closing, Zaxis International, Inc. acquired all of the shares of Emerald in exchange for: (i) the issuance of 5,474,545 restricted Shares to Lior Wayn; and (ii) the issuance of Class E Warrants to Lior Wayn. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the “Tranches”) at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined herein.

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Emerald Medical Applications Ltd.

BALANCE SHEETS

AS OF MARCH 31, 2015 AND DECEMBER 31, 2014

(unaudited)

	March 31, 2015	December 31, 2014
	$	$

ASSETS
Current Assets
Cash and cash equivalents	$2,162	$14,411
Due from related party	17,276	18,999
Other Receivable	25,774	6,718
Total current assets	45,212	40,128

FIXED ASSETS, NET
Fixed assets, net of accumulated depreciation of $466 and $66, respectively	7,947	1,390

TOTAL ASSETS	$53,159	$41,518

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$21,725	$2,577
Accounts payable - related party	4,094	4,439
Employee Payable	9,496	-
Accrued interest	7,425	2,013
Other current liabilities	34,531	-
Short term notes payable	200,187	68,389
Short term notes payable - related party	19,521	19,521
Convertible note payable, net of discount of $7,484 and $9,555, respectively	22,235	20,164
Derivative Liability	20,165	20,532

TOTAL CURRENT LIABILITIES	339,379	137,635

TOTAL LIABILITIES	339,379	137,635

SHAREHOLDERS’ DEFICIT
Common stock, ordinary shares par value $0.002638, management shares par value $0.2795, 1,000,000 ordinary and 2 management shares authorized, 213,000 ordinary shares and 1 management share issued and outstanding at March 31, 2015 and December 31, 2014.	562	562
Additional paid-in capital	(265)	(265)
Stock Receivable	(297)	(297)
Other Comprehensive Income	(847)	8,932
Accumulated Deficit	(285,373)	(105,049)
TOTAL SHAREHOLDER EQUITY	(286,220)	(96,117)

Total Liabilities and Shareholders’ Deficit	$53,159	$41,518

See summary of significant accounting policies and notes to financial statements.

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Emerald Medical Applications Ltd

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND MARCH 31, 2014

(unaudited)

	Three months	Three months
	ended	ended
	March 31, 2015	March 31, 2014
	$	$
Revenues	$-	$-

Research and Development expenses	10,305	-
G&A Expenses	168,821	-
Total Operating Expenses	179,126	-

Loss from operations	(179,126)	-

Other income (expense):
Interest expense	(7,483)	-
Change in fair value of derivative	367	-
Gain/(loss) from foreign currency	5,918	-
Total costs and expenses	(180,324)	-

Net loss	$(180,324)	$-

Basic and diluted net loss	$(0.85)	$-
Weighted average shares outstanding (basic and diluted)	213,001	100,001

See summary of significant accounting policies and notes to financial statements.

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Emerald Medical Applications Ltd.

Statements of Comprehensive Income (Loss)

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND MARCH 31, 2014

(unaudited)

	Three months	Three months
	ended	ended
	March 31, 2015	March 31, 2014

Foreign currency translation gain (loss)	$(9,779)	$-
Total comprehensive gain (loss)	$(190,103)	$-

See summary of significant accounting policies and notes to financial statements.

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Emerald Medical Applications Ltd.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD ENDED MARCH 31, 2015 AND YEARS ENDED DECEMBER 31, 2014 AND 2013

(unaudited)

	Common Stock		Additional	Share	Other		Total
	Number of	Par	Paid-In	Subscription	Comprehensive	Accumulated	Shareholders’
	Shares	Value	Capital	Receivable	Income	Deficit	Deficit
Balance at December 31, 2013	100,001	265	(265)	-	-	-	-

Common stock subscribed	113,000	297	-	(297)	-	-	-
Other comprehensive income	-	-	-	-	8,932	-	8,932
Net loss	-	-	-	-	-	(105,049)	(105,049)
Balance at December 31, 2014	213,001	562	(265)	(297)	8,932	(105,049)	(96,117)

Other comprehensive loss	-	-	-	-	(9,779)	-	(9,779)
Net loss	-	-	-	-	-	(180,324)	(180,324)
Balance at March 31, 2015	213,001	562	(265)	(297)	(847)	(285,373)	(286,220)

See summary of significant accounting policies and notes to financial statements.

47

Emerald Medical Applications Ltd.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MAR 31, 2015 AND DECEMBER 31, 2014

(unaudited)

	Three months	Three months
	ended	ended
	March 31, 2015	March 31, 2014

Operating Activities:
Net (loss)	$(180,324)	$-
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Change in fair value of derivative liabilities	(367)	-
Depreciation expense	399	-
Amortization of debt discount	2,071	-
Changes in net assets and liabilities:
Due from related party	1,723	-
Other receivable	(19,056)	-
Accounts payable	19,148	-
Accounts payable - related party	(345)	-
Employee payable	9,496
Accrued interest	5,412	-
Other current liabilities	34,531
Net cash used in operating activities	(127,312)	-

Investing Activities:
Purchase of property and equipment	(6,956)	-
Net cash used in investing activities	(6,956)	-

Financing Activities:
Issuance of short-term notes payable	131,798	-
Net cash provided by financing activities	131,798	-
Foreign currency adjustment	(9,779)	-

Net increase in cash	(2,470)	-
Cash and cash equivalents - beginning of period	14,411	-
Cash and cash equivalents - end of period	$2,162	$-

Non cash transactions:
Subscription of common stock for stock receivable	-	-

See summary of significant accounting policies and notes to financial statements.

48

EMERALD MEDICAL APPLICATIONS LTD.

Notes to the Financial Statements
March 31, 2015 and December 31, 2014

Note 1. The Company and Significant Accounting Policies.

Organizational Background: Emerald Medical Applications Ltd (“Emerald”), is a company organized under the laws of the State of Israel on February 17, 2010. Emerald is digital health Startup Company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics (“DermaCompare”). Emerald believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients’ skin characteristics.

Emerald’s DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography (“TBP”), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smartphones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Our sales and marketing plan is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

Basis of Presentation and going concern: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2015, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of March 31, 2015 and December 31, 2014.

Other receivables: The company treats VAT refunds claimed resulting from excess VAT paid over VAT received as other receivables, amount shown as other receivables as of March 31, 2015 and December 31, 2014 were collected in Q2 2015.

Currency translation and other comprehensive income: balance sheet items are translated using all-current translation method for Self-contained foreign operations (where functional currency = foreign currency) whereby assets and liabilities are translated using the exchange rate on the date of the balance sheet. It translates revenues, expenses, and net income using the average exchange rate during the period. The foreign exchange adjustment that results from applying the all-current method appears in other comprehensive income, a separate shareholders’ equity account, and does not affect net income each period.

Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows: Computers and electronic equipment 33%

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

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Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock, the estimated volatility of the Company’s common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At March 31, 2015 and December 31, 2014, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the three month period ended March 31, 2015 and the twelve months period ending December 31, 2014, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of December 31, 2014, were: Volatility of 143.9% for the three month period ended March 31, 2015 and 132.4% for the twelve months period ending December 31, 2014, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

Fair Value Measurements at March 31, 2015

	Balance at December 31, 2014	New Issuances	Settlements	Change in Fair Value	Balance at March 31, 2015
Level 3 - Derivative liabilities from:
Convertible Note	$20,532	$-	$-	(367)	$20,165

Fair Value Measurements at December 31, 2014

	Balance at December 31, 2013	New Issuances	Settlements	Change in Fair Value	Balance at March 31, 2015
Level 3 - Derivative liabilities from:
Convertible Note	$-	$13,147	$-	7,385	$20,532

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets and liabilities that were measured and recognized at fair value as of March 31, 2015 and December 31, 2014 and the three months and year then ended on a recurring basis:

Description

Fair Value Measurements at March 31, 2015

	Level 1	Level 2	Level 3	Total Unrealized Loss
3/31/15 Derivative Liability	$-	$-	$20,165	$20,165
12/31/14 Derivative Liability	$-	$-	$20,532	$20,532

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The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of March 31, 2015 and December 31, 2014:

Fair Value Measurements at March 31, 2015

Level 3

ASSETS

Total Assets	$-
LIABILITIES

Derivative liability	$20,165
Total Liabilities	$20,165

Fair Value Measurements at December 31, 2014

Level 3

ASSETS

Total Assets	$-
LIABILITIES

Derivative liability	$20,532
Total Liabilities	$20,532

The fair values of our debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the three months ended March 31, 2015 or the year ended December 31, 2014.

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of March 31, 2015 or December 31, 2014.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes: We have adopted FASB ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

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In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions: When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011. We are not under examination by any jurisdiction for any tax year. At March 31, 2015 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-16—Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods.

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-17—Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle.

On August 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-15, Presentation of Financial Statements – Going Concerns (Subtopic 205-40): Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

52

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company’s Consolidated Financial Statements.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

●	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

●	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

53

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

Going concern: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2015, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2. Stockholders’ Equity.

The company has 1,000,000 ordinary and 2 management shares authorized, of these 100,000 ordinary shares were issued on March 7, 2010, 1 management share issued on July 25, 2013 and 113,000 ordinary shares issued on November 7, 2014. The ordinary shares have a par value ILS 0.01 or $0.002638 and management share have a par value 1 ILS or USD $0.2795.

Recent Issuances of Common Stock

On July 25, 2013 1 management share was issued for ILS 1 or $0.28 and recorded as a stock receivable as of March 31, 2015.

We issued 113,000 ordinary shares issued on November 7, 2014 to Mr. Lior Wayn at ILS 1,000 or $297, since Mr. Wayn has not paid for these shares yet and this amount was recorded as stock receivable as of March 31, 2015

Note 3. Related Party transactions not disclosed elsewhere.

Our CEO and principal shareholder was issued 1 management share on July 25, 2013 for ILS 1 or $0.28 and 113,000 ordinary shares issued on November 7, 2014 for ILS 1,000 or $297.

In addition during 2014 and 2015 our CEO and principal shareholder has withdrawn travel expense advances and other payments resulting in net amount due to company of $17,276 as of March 31, 2015 and $18,999 as of December 31, 2014.

During November 2014 four individuals loaned amount to company, one of them is CEO of Zaxis International Ltd who the company is in merger discussion with, who on November 16, 2014 loaned the amount of $19,521 with maturity date of November 16, 2015 and bearing an interest rate of 8% per annum.

One consultant who on January 1, 2015 became Emerald’s VP of operations was owed $4,094 and $4,439, as of March 31, 2015 and December 31, 2014, respectively.

On February 5, 2015 Zaxis Intentional Inc. who the company is in merger discussion with, loaned the company an amount of $90,000, the loan shall bear interest at the rate of one (1%) percent per annum (the “Interest Rate”) and shall be due and payable ninety (90) days from the date of the Loan (the “Maturity Date”).

Note 4. Notes Payable.

Non-Convertible Notes Payable

During November 2014 four individuals loaned amount to company, totaling $87,910 with maturity dates of November 16, 2015 and bearing an interest rate of 8% per annum, and is not convertible to common stock.

On February 5, 2015 Zaxis Intentional Inc. who the company is in merger discussion with, loaned the company an amount of $90,000, the loan shall bear interest at the rate of one (1%) percent per annum (the “Interest Rate”) and shall be due and payable ninety (90) days from the date of the Loan (the “Maturity Date”).

On March 31, 2015 Chief Scientist Ministry of Israel loaned the company an amount of $41,798 the loan bears no interest and shall be due and payable when the company generates sales revenue from product in development.

54

For the periods ended March 31, 2015 and December 31, 2014 the Company has recognized $7,425 and $2,013, respectively, in accrued interest expense related to the stated interest rate on the notes. Interest expense for the periods ended March 31, 2015 and March 31, 2014, respectively, were $7,483 and $0, of which $2,071 and $0 are from the amortization of debt discount.

Note 5. Derivative Liabilities and Convertible Notes

On July 8, 2014 the company issued a convertible promissory note to Axel Springer Plug & Play Accelerator GmbH (the “Holder”), in the amounts of €25,000 (Euros)

The Convertible Notes are convertible at the lessor of a market based discounted and a fixed rate derived from a fixed market cap. The Holders have the right following the Date of Issuance, and until any time until the convertible Promissory Note is fully paid, to convert any outstanding and unpaid principal portion of the Convertible Promissory Note, and accrued interest, into fully paid and non–assessable shares of Common Stock. The Holder was not issued warrants with the Convertible Promissory Note.

The following shows the changes in the derivative liability measured on a recurring basis for the twelve months ended March 31, 2015, and December 31, 2014.

Level 3
Derivative Liability at December 31, 2013	$-
Additions to Derivative Liability related to Convertible Debt	20,532
Derivative Liability at December 31, 2014	$20,532
Change in Fair Value of Derivative Liability	(367)
Derivative Liability at March 31, 2015	$20,165

For the periods ended March 31, 2015 and December 31, 2014 the Company has recognized $7,425 and $2,013, respectively, in accrued interest expense related to the stated interest rate on the notes. Interest expense for the periods ended March 31, 2015 and March 31, 2014, respectively, were $7,483 and $0, of which $2,071 and $0 is from the amortization of debt discount.

As of December 31, 2014 the company has $20,532 derivative liability and $20,164 convertible note payable, net of discount of $9,555. As of March 31, 2015 the company has $20,165 derivative liability and $22,235 convertible note payable, net of discount of $7,484.

In accordance to ASC #815, Accounting for Derivative Instruments and Hedging Activities, we evaluated the holder’s non-detachable conversion right provision and liquidated damages clause, contained in the terms governing the Note to determine whether the features qualify as an embedded derivative instruments at issuance. Such non-detachable conversion right provision and liquidated damages clause did not need to be accounted for as derivative financial instruments. Additionally, since the conversion price of the two notes represented the fair market value of the Company’s common stock at the time of issuance, no beneficial conversion feature exists. We believe that the Company’s shares of common stock is and have been very thinly traded during the last 3 years and that the fair value of the stock price was deemed not to be a fair value. Management decided that because the Company’s ability to continue as a going concern was in question and that it has no revenue sources that the conversion price was a better measure of fair market value. Based on that decision, no beneficial conversion feature was reflected in the financial statements.

Note 6. Other Receivables

As of March 31, 2015, the Company had other receivables of $25,774 which represent VAT refunds claimed resulting from excess VAT paid over VAT received. These claims were subsequently collected during the period ended June 30, 2015.

Note 7. Income Taxes.

The Company is not under examination by any jurisdiction for any tax year. Our Israeli income tax returns are open for fiscal years ending on or after December 31, 2010.

Note 8. Subsequent Events.

During the second quarter of 2015, the Company receive additional loans from the Registrant in contemplation of the Closing of the Share Exchange Agreement, in order to fund its operations. On July 14, 2015, the Closing occurred and the Company became a 100% owned subsidiary of Zaxis International, Inc. In connection with the Closing, Zaxis International, Inc. acquired all of the shares of Emerald in exchange for: (i) the issuance of 5,474,545 restricted Shares to Lior Wayn; and (ii) the issuance of Class E Warrants to Lior Wayn. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the “Tranches”) at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined herein.

55

ZAXIS INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014

(unaudited)

	Zaxis International, Inc.	Emerald Medical Applications Ltd.	Pro forma		Pro forma
	December 31, 2014	December 31, 2014	Adjustments		Combined
					$

ASSETS
Current Assets
Cash	$1,000	$14,411	-		$15,411
Due from related party	-	18,999	-		18,999
Other receivable	-	6,718	-		6,718
Total current assets	1,000	40,128	-		41,128

Fixed assets, net of accumulated depreciation of $66 and $0, respectively	-	1,390	-		1,390
TOTAL ASSETS	$1,000	$41,518	$-		$42,518

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$7,500	$2,577	-		$10,077
Accounts payable - related party	-	4,439	-		4,439
Accrued interest	35,305	2,013	-		37,318
Other current liabilities	120,979	-	-		120,979
Short term notes payable	-	68,389	-		68,389
Short term notes payable - related party	-	19,521	-		19,521
Convertible note payable, net of discount of $7,484 and $9,555, respectively	-	20,164	-		20,164
Derivative liability	-	20,532	-		20,532
Total current liabilities	163,784	137,635	-		301,419
Long-term liabilities
Notes payable	22,375	-	-		22,375
TOTAL LIABILITIES	186,159	137,635	-		323,794

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued	-	-	-		-
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued Common stock, $0.0001 par value; 100,000,000 shares authorized; 10,025,147 issued and outstanding at December 31, 2014	455	562	(15)	(a)	1,002
Additional paid-in capital	388,450	(265)	(282)	(a)	387,903
Stock Receivable	-	(297)	297	(a)	-
Other comprehensive income	-	8,932	-		8,932
Accumulated deficit	(574,064)	(105,049)	-		(679,113)
TOTAL SHAREHOLDERS’ DEFICIT	(185,159)	(96,117)	-		(281,276)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,000	$41,518	$-		$42,518

See summary of significant accounting policies and notes to financial statements.

56

ZAXIS INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014

(unaudited)

	Zaxis International, Inc.	Emerald Medical Applications Ltd.	Pro forma	Pro forma
	December 31, 2014	December 31, 2014	Adjustments	Combined

Revenue	$-	$-	$-	$-

Expenses:
General and administrative	(28,125)	(116,929)	-	(145,054)
Total operating expenses	(28,125)	(116,929)	-	(145,054)
				-
(Loss) from operations	(28,125)	(116,929)	-	(145,054)

Other income (expense):
Interest expense	(145,745)	(5,605)	-	(151,300)
Change in fair value of derivative	-	(7,385)	-	(7,385)
Other income from grants and awards		20,993	-	20,993
Gain/(loss) from foreign currency		3,877	-	3,877
Total costs and expenses	(173,870)	(105,049)	-	(278,919)
				-
Net loss	$(173,870)	$(105,049)	$-	$(278,919)

Loss per share - basic		$(0.26)		$(0.42)

Weighted average number of shares outstanding	661,111			661,111

See summary of significant accounting policies and notes to financial statements.

57

ZAXIS INTERNATIONAL, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. The Company and Significant Accounting Policies.

The unaudited pro forma condensed consolidated statements of operations of Zaxis International, Inc. (the “Company”) for the year ended December 31, 2014 give effect to the acquisition of substantially all of the assets of Emerald Medical Applications Ltd (“Emerald”), as if the transaction had been completed on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 gives effect to the acquisition of substantially all of the assets of Emerald as if the transaction had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of Emerald. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and Emerald’s financial statements presented herein.

Note 2. Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements reflects that pursuant to the Share Purchase Agreement, the Company acquired all of the shares of Emerald in exchange for: (i) the Company’s issuance of 5,474,545 shares of its $0.0001 par value common stock; and (ii) the Company’s issuance of Class E Warrants which were issued by the Registrant to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the “Tranches”) at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined in the table below (the “Milestones”).

Milestone	Description

First	The Registrant, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.

Second	The Registrant, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance Company or HMO), insuring or serving at least 300,000 customers, within two years of Closing.

Third	The Registrant, on a consolidated basis,, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Note 3. Pro Forma Adjustments

The following pro forma adjustments:

(a) Represent the elimination of the subsidiary equity balances as if the transaction had occurred on January 1, 2013 and the issuance of 5,474,545 Shares to Lior Wayn in connection with the acquisition of Emerald Medical Applications Ltd.

58

ZAXIS INTERNATIONAL INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013

	Zaxis International Inc.	Emerald Medical Applications Ltd.	Pro forma		Pro forma
	December 31, 2013	December 31, 2013	Adjustments		Combined
					$
ASSETS
Current Assets
Cash	$-	$-			$-

Total current assets	-	-	-		-

TOTAL ASSETS	$-	$-	$-		$-

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued interest	$32,050	$-			$32,050
Short term notes payable	161,729	-	-		161,729
Convertible notes payable to related parties	85,000	-			85,000

Total current liabilities	278,779	-	-		278,779

TOTAL LIABILITIES	278,779	-	-		278,779

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued
Common stock, $0.0001 par value; 100,000,000 shares authorized; 423,782 issued and outstanding at December 31, 2013	42	265	282	(a)	589

Additional paid-in capital	121,373	(265)	(282	)(a)	120,826
Accumulated deficit	(400,194)	-	-		(400,194)
TOTAL SHAREHOLDERS’ DEFICIT	(278,779)	-	-		(278,779)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$-	$-	$-		$-

See summary of significant accounting policies and notes to financial statements.

59

ZAXIS INTERNATIONAL INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013

	Zaxis International Inc.	Emerald Medical Applications Ltd.	Pro forma	Pro forma
	December 31, 2013	December 31, 2013	Adjustments	Combined

Revenue	$-	$-	$-	$-

Expenses:
General and administrative	(41,200)	-	-	(41,200)
Total operating expenses	(41,200)	-	-	(41,200)

(Loss) from operations	(41,200)	-	-	(41,200)

Other income (expense):
Interest expense	(10,200)	-	-	(10,200)
Total costs and expenses	(51,400)	-	-	(51,400)
				-
Net loss	$(51,400)	$-	$-	$(51,400)

Loss per share - basic	$(0.12)			$(0.12)

Weighted average number of shares outstanding	423,782			423,782

See summary of significant accounting policies and notes to financial statements.

60

ZAXIS INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. The Company and Significant Accounting Policies.

The unaudited pro forma condensed consolidated statements of operations of Zaxis International Inc. (the “Company”) for the year ended December 31, 2013 give effect to the acquisition of substantially all of the assets of Emerald Medical Applications Ltd (“Emerald”), as if the transaction had been completed on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 gives effect to the acquisition of substantially all of the assets of Emerald as if the transaction had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of Emerald. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and Emerald’s financial statements presented herein.

Note 2. Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements reflects that pursuant to the Share Purchase Agreement, the Company acquired all of the shares of Emerald in exchange for: the Company’s issuance of 5,474,545 shares of its $0.0001 par value common stock; and the Company’s issuance of Class E Warrants which were issued by the Registrant to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the “Tranches”) at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined in the table below (the “Milestones”).

Milestone	Description

First	The Registrant, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.

Second	The Registrant, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance company or HMO), insuring or serving at least 300,000 customers, within two years of Closing.

Third	The Registrant, on a consolidated basis, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Note 3. Pro Forma Adjustments

The following pro forma adjustments:

(a) Represent the elimination of the subsidiary equity balances as if the transaction had occurred on January 1, 2013 and the issuance of 5,474,545 Shares to Lior Wayn in connection with the acquisition of Emerald Medical Applications Ltd.

61

ZAXIS INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2015

(unaudited)

	Zaxis International, Inc.	Emerald Medical Applications Ltd.	Pro forma		Pro forma
	March 31, 2015	March 31, 2015	Adjustments		Combined
					$
ASSETS
Current Assets
Cash	$554,564	$2,162			$556,726
Due from related party	-	17,276			17,276
Other receivable	-	25,774			25,774
Total current assets	554,564	45,212	-		599,776

Fixed assets, net of accumulated depreciation of $66 and $0, respectively
	-	7,947			7,947
TOTAL ASSETS	$554,564	$53,159	$-		$607,723

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$-	$21,725			$21,725
Accounts payable - related party	-	4,094			4,094
Employee Payable	-	9,496			9,496
Accrued interest	36,556	7,425			43,981
Other current liabilities	120,979	34,531			155,510
Short term notes payable	-	200,187	(90,000	)(b)	110,187
Short term notes payable - related party	-	19,521			19,521
Convertible note payable, net of discount of $7,484 and $9,555, respectively					-
	-	22,235			22,235
Derivative liability	-	20,165			20,165
Total current liabilities	157,535	339,379	(90,000)		406,914
Long-term liabilities
Notes payable	37,375	-	-		37,375
TOTAL LIABILITIES	194,910	339,379	(90,000)		444,289

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued	-	-	-		-
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued Common stock, $0.0001 par value; 100,000,000 shares authorized; 10,025,147 shares issued and outstanding at March 31, 2015	455	562	(15	)(a)	1,002
Additional paid-in capital	390,210	(265)	(282	)(a)	389,663
Stock Payable	780,000				780,000
Stock Receivable	-	(297)	297	(a)	-
Other comprehensive income	-	(847)			(847)
Accumulated deficit	(811,011)	(285,373)	90,000	(b)	(1,006,384)
TOTAL SHAREHOLDERS’ DEFICIT	359,654	(286,220)	90,000		163,434
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$554,564	$53,159	$-		$607,723

See summary of significant accounting policies and notes to financial statements.

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ZAXIS INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(unaudited)

	Zaxis International, Inc.	Emerald Medical Applications Ltd.	Pro forma	Pro forma
	March 31, 2015	March 31, 2015	Adjustments	Combined

Revenue	$-	$-	$-	$-

Expenses:
Research and Development expenses	-	(10,305)	-	(10,305)
General and administrative	(43,936)	(168,821)	-	(212,757)
Other expenses - advances to related parties	(190,000)	-	90,000	(100,000)
Total operating expenses	(233,936)	(179,126)	90,000	(323,062)
				-
(Loss) from operations	(233,936)	(179,126)	90,000	(323,062)
				-
Other income (expense):				-
Interest expense	(3,011)	(7,483)	-	(10,494)
Change in fair value of derivative	-	367	-	367
Gain/(loss) from foreign currency	-	5,918	-	5,918
Total costs and expenses	(236,947)	(180,324)	90,000	(327,271)
				-
Net loss	$(236,947)	$(180,324)	$90,000	$(327,271)

Loss per share - basic	$(0.05)			$(0.07)

Weighted average number of shares outstanding	4,549,004			4,549,004

See summary of significant accounting policies and notes to financial statements.

63

ZAXIS INTERNATIONAL, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. The Company and Significant Accounting Policies.

The unaudited pro forma condensed consolidated statements of operations of Zaxis International, Inc. (the “Company”) for the period ended March 31, 2015 give effect to the acquisition of substantially all of the assets of Emerald Medical Applications Ltd (“Emerald”), as if the transaction had been completed on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 gives effect to the acquisition of substantially all of the assets of Emerald as if the transaction had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of Emerald. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and Emerald’s financial statements presented herein.

Note 2. Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements reflects that pursuant to the Share Purchase Agreement, the Company acquired all of the shares of Emerald in exchange for: (i) the issuance of 5,474,545 restricted Shares; and (ii) the issuance of Class E Warrants to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the “Tranches”) at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined in the table below (the “Milestones”).

Milestone	Description

First	The Registrant, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.

Second	The Registrant, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance Company or HMO), insuring or serving at least 300,000 customers, within two years of Closing.

Third	The Registrant, on a consolidated basis,, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Note 3. Pro Forma Adjustments

The following pro forma adjustments:

(a)	Represent the elimination of the subsidiary equity balances as if the transaction had occurred on January 1, 2013 and the issuance of 5,474,545 Shares to Lior Wayn in connection with the acquisition of Emerald Medical Applications Ltd.

(b)	Represent the elimination of an intercompany short term note payable

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Item 9.01 Financial Statements and Exhibits

(a)	The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description

4.1	Class A Warrant Agreement, filed herewith

4.2	Class E Warrant Agreement, filed herewith.

10.1	Non-Binding MOU between the Registrant and Artsys 360 Ltd dated December 2, 2014, filed with Registrant’s 8-K on December 2, 2014

10.2	Non-Binding MOU between the Registrant and Emerald Medical Applications Ltd dated December 30, 2014 filed with Registrant’s 8-K on January 2, 2015

10.3	Loan Agreement between the Registrant and Emerald dated February 2, 2015, filed with Registrant’s 8-K on February 13, 2015

10.4	Share Exchange Agreement between the Registrant and Emerald dated March 15, 2015 filed with Registrant’s 8-K on March 16, 2015.

10.5	Loan Agreement between the Registrant and Emerald dated March 19, 2015 filed with the Registrant’s 8-K on March 24, 2015

10.6	Loan Agreement between the Registrant and Emerald Medical Applications Ltd. dated June 2, 2015, filed with Registrant’s Form 8-K on June 6, 2015

10.7	Employment Agreement between Emerald and Lior Wayn dated January 1, 2015, filed herewith.

10.8	Employment Agreement between the Registrant and Oded Gilboa dated March 22, 2015, filed herewith.

10.9	Employment Agreement between Emerald and Oded Gilboa dated February 25, 2015, filed herewith.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/: Liron Carmel
Liron Carmel, CEO
Dated: July 15 , 2015

66